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                                                                   Exhibit 10.10


                              SEVERANCE AGREEMENT
                              -------------------


     THIS AGREEMENT entered into this 14th day of December, 1994 ("Effective Date"), by and between Central Co-operative Bank (the "Bank") and William P. Morrisey (the "Employee").

     WHEREAS, the Employee has heretofore been employed by the Bank as Senior Vice President; and

     WHEREAS, the Bank deems it to be in its best interest to enter into this Agreement as additional incentive to the Employee to continue as an executive employee of the Bank; and

     WHEREAS, the parties desire by this writing to set forth their understanding as to their respective rights and obligations in the event of termination of Employee's employment under the circumstances set forth in this Agreement.

     NOW, THEREFORE, it is AGREED as follows:

     1.    Payment in the Event of Change in Control.
           -----------------------------------------

          (a) If the Employee's employment is terminated by the Bank, without the Employee's prior written consent, in connection with or within twelve (12) months after any change in control (as herein defined) of the Bank, the Employee shall be paid an amount equal to two (2) times the Employee's annual base salary amount at the rate in effect immediately prior to the date of the change in control. In no event, however, shall such amount exceed the dif ference between (i) the product of 2.99 times the Employee's "base amount" as defined in
Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code") and regulations promulgated thereunder, and (ii) the sum of any other parachute payments (as defined under Section 280G(b)(2) of the Code) that the Employee receives on account of the change in control. Said sum shall be paid in one lump sum within ten (10) days after such termination. The term "change in control" shall mean (1) the ownership, holding or power to vote more than 25% of the Bank's voting stock, (2) the control of the election of a majority of the Bank's directors, (3) the exercise of a controlling influence over the management or policies of the Bank by any person or by persons acting as a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of
1934), or (4) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Bank (the "Company Board") (the "Continuing Directors") cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Company Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director.
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A "change in control" shall not be deemed to apply to a transaction in which the
Bank forms a holding company without change in the respective beneficial ownership interests of its stockholders other than pursuant to the exercise of any dissenter and appraisal rights, or to the purchase of shares by underwriters in connection with a public offering. The term "person" means an individual other than the Employee, or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

          (b) The Employee may voluntarily terminate his employment under this Agreement within twelve (12) months following a change in control of the Bank, and the Employee shall thereupon be entitled to receive the payment described in
Section 1(a) of this Agreement, upon the occurrence of any of the following events, or within ninety (90) days thereafter, which have not been consented to in advance by the Employee in writing: (i) the requirement that the Employee perform his principal executive functions, more than 35 miles from his primary office as of the Effective Date of this Agreement; (ii) a reduction in the Employee's base annual salary as in effect immediately prior to the change in control; (iii) the failure by the Bank to continue to provide the Employee with compensation and benefits substantially similar to those provided to him at the time of the change in control under any of the employee benefit plans in which the Employee becomes a participant, or the taking of any action by the Bank which would directly or indirectly reduce in any material respect any of such benefits or deprive the Employee of any material fringe benefit enjoyed by him at the time of the change in control; (iv) the assignment to the Employee of material duties and responsibilities other than those normally associated with his position as referenced in the recitals above; or (v) a material diminution or reduction in the Employee's responsibilities or authority (including reporting responsibilities) in connection with his employment with the Bank.

          (c) The Employee shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Employee in any subsequent employment.

     2.   Term.
          ----

          This Agreement shall remain in effect for the period commencing on the Effective Date and ending on the earlier of (i) the date thirty-six months after the Effective Date, and (ii) the date on which the Employee terminates employment with the Bank; provided that the Employee's rights hereunder shall continue following the termination of his employment with the Bank under any of the circumstances described in Paragraphs 1(a) or (b) hereof.

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Additionally, prior to each annual anniversary date from the Effective Date, the term of this Agreement shall be automatically extended for a one-year period beyond the then effective expiration date, unless written notice from the Bank or the Employee is received prior to an anniversary date advising the other party that this Agreement shall not be further extended. Any such written notice shall not affect any prior extensions of the term of this Agreement.

     3.   Expense Reimbursement.
          ---------------------

          In the event that any dispute arises between the Employee and the Bank as to the terms or interpretation of this Agreement, whether instituted by formal legal proceedings or otherwise, including any action that the Employee takes to enforce the terms of this Agreement or to defend against any action taken by the Bank, the Employee shall be reimbursed for all costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions, provided that the Employee shall obtain a final non-appealable judgment by a court of competent jurisdiction in favor of the Employee. Such reimbursement shall be paid within ten (10) days after the Employee furnishes to the Bank written evidence, which may be in the form, among other things, of a cancelled check or receipt, of any costs or expenses incurred by the Employee.

     4.   Regulatory Requirements.
          -----------------------

          Any payments made to the Employee under this Agreement are subject to and conditioned upon their compliance with 12 U.S.C. Section 1828(k) and any regulations promulgated thereunder.

     5.   Successors and Assigns.
          ----------------------

          This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Bank which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Bank.

     6.   Amendments.
          ----------

          No amendments or additions to this Agreement shall be binding unless made in writing and signed by all of the parties, except as herein otherwise specifically provided.

     7.   Applicable Law.
          --------------

          The laws of the Commonwealth of Massachusetts shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

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          The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

     9.   Entire Agreement.
          ----------------

          This Agreement, together with any understanding or modifications hereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto; provided however that nothing herein shall be deemed alter or amend the rights or obligations of the Bank and the Employee pursuant to any employee benefit or other plan, program or policy, including, without limitation, the rights and obligations under any retirement, insurance, group benefit, stock option, incentive bonus or other plan in which the Employee is, or may become, a participant.


     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first hereinabove written.

ATTEST:                        CENTRAL CO-OPERATIVE BANK


/s/ Gladys N. Partamian        By: /s/ John D. Doherty
-------------------------          ------------------------------
Clerk


WITNESS:                             EMPLOYEE


/s/ Mary P. Duarte             /s/ William P. Morrisey
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